Exhibit 31.1
Certification
I, Martin A. Kits van Heyningen, certify that:
1.I have reviewed this annual report on Form 10-K/A of KVH Industries, Inc.; and
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021

/S/ MARTIN A. KITS VAN HEYNINGEN
Martin A. Kits van Heyningen
President, Chief Executive Officer and
Chairman of the Board